Exhibit 11

                         Telephone and Data Systems, Inc.
                     Computation of Earnings Per Common Share
                     (in thousands, except per share amounts)


   Three Months Ended September 30,                          1994        1993
   ---------------------------------------------------------------------------

   Primary Earnings
     Net Income                                            $17,623    $11,887
     Dividends on Preferred Shares                            (457)      (594)
                                                           -------    -------
     Net Income Available to Common                        $17,166    $11,293
                                                           =======    =======
     Minority Income Adjustment (1)                        $  (103)   $     -
                                                           =======    =======
   Primary Shares
     Weighted average number of Common and Series A
       Common Shares Outstanding                            53,601     48,018
     Additional shares assuming issuance of:
       Options and Stock Appreciation Rights                   170        270
       Convertible Preferred Shares                            469          -
       Common Shares Issuable                                   42          -
                                                           -------    -------
     Primary Shares                                         54,282     48,288
                                                           =======    =======

   Primary Earnings per Common Share                       $   .31    $   .23
                                                           =======    =======

   Fully Diluted Earnings*
     Net Income                                            $17,623    $11,887
     Dividends on Preferred Shares                            (394)      (594)
                                                           -------    -------
     Net Income Available to Common                        $17,229    $11,293
                                                           =======    =======
     Minority Income Adjustment (1)                        $  (104)   $     -
                                                           =======    =======
   Fully Diluted Shares
     Weighted average number of Common and Series A
       Common Shares Outstanding                            53,601     48,018
     Additional shares assuming issuance of:
       Options and Stock Appreciation Rights                   182        274
       Convertible Preferred Shares                            739          -
       Common Shares Issuable                                   42          -
                                                           -------    -------
     Fully Diluted Shares                                   54,564     48,292
                                                           =======    =======

   Fully Diluted Earnings per Common Share                 $   .31    $   .23
                                                           =======    =======

   * This calculation is submitted in accordance with Securities Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

   (1) The minority income adjustment, which is deducted from net income before cumulative effect of accounting changes applicable to Common, reflects the additional minority share of the subsidiary's income computed as if all of the subsidiary's issuable securities were outstanding.

                                                                    Exhibit 11

                        Telephone and Data Systems, Inc.
                     Computation of Earnings Per Common Share
                     (in thousands, except per share amounts)


   Nine Months Ended September 30,                           1994        1993
   ---------------------------------------------------------------------------

   Primary Earnings
     Net Income before cumulative effect
       of accounting changes                               $42,167    $27,657
     Dividends on Preferred Shares                          (1,733)    (1,789)
                                                           -------    -------
     Net income before cumulative effect
       of accounting changes applicable
       to Common                                            40,434     25,868
     Cumulative effect of accounting changes                  (723)         -
                                                           -------    -------
     Net Income Available to Common                        $39,711    $25,868
                                                           =======    =======
     Minority Income Adjustment (1)                        $  (229)   $     -
                                                           =======    =======
   Primary Shares
     Weighted average number of Common and Series A
       Common Shares Outstanding                            52,860     46,064
     Additional shares assuming issuance of:
       Options and Stock Appreciation Rights                   183        275
       Convertible Preferred Shares                             38          -
       Common Shares Issuable                                   40          -
                                                           -------    -------
     Primary Shares                                         53,121     46,339
                                                           =======    =======
   Primary Earnings per Common Share
     Net Income before cumulative effect
       of accounting changes                               $   .75    $   .56
     Cumulative effect of accounting changes                  (.01)         -
                                                           -------    -------
     Net Income                                            $   .74    $   .56
                                                           =======    =======

   (1) The minority income adjustment, which is deducted from net income before cumulative effect of accounting changes applicable to Common, reflects the additional minority share of the subsidiary's income computed as if all of the subsidiary's issuable securities were outstanding.

                        Telephone and Data Systems, Inc.
                     Computation of Earnings Per Common Share
                     (in thousands, except per share amounts)


   Nine Months Ended September 30,                           1994        1993
   ---------------------------------------------------------------------------


   Fully Diluted Earnings*
     Net Income before cumulative effect
       of accounting changes                               $42,167    $27,657
     Dividends on Preferred Shares                          (1,541)    (1,789)
                                                           -------    -------
     Net income before cumulative effect
       of accounting changes applicable
       to Common                                            40,626     25,868
     Cumulative effect of accounting changes                  (723)         -
                                                           -------    -------
     Net Income Available to Common                        $39,903    $25,868
                                                           =======    =======
     Minority Income Adjustment (1)                        $  (230)   $     -
                                                           =======    =======
   Fully Diluted Shares
     Weighted average number of Common and Series A
       Common Shares Outstanding                            52,860     46,064
     Additional shares assuming issuance of:
       Options and Stock Appreciation Rights                   193        308
       Convertible Preferred Shares                            309          -
       Common Shares Issuable                                   40          -
                                                           -------    -------
     Fully Diluted Shares                                   53,402     46,372
                                                           =======    =======
   Fully Diluted Earnings per Common Share
     Net Income before cumulative effect
       of accounting changes                               $   .75    $   .56
     Cumulative effect of accounting changes                  (.01)         -
                                                           -------    -------
     Net Income                                            $   .74    $   .56
                                                           =======    =======

   * This calculation is submitted in accordance with Securities Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

   (1) The minority income adjustment, which is deducted from net income before cumulative effect of accounting changes applicable to Common, reflects the additional minority share of the subsidiary's income computed as if all of the subsidiary's issuable securities were outstanding.